Exhibit 10.12

iCIMS HOLDING CORP.

AMENDED AND RESTATED 2018 NON-QUALIFIED OPTION PLAN

This Amended and Restated 2018 Non-Qualified Option Plan (this “Plan”) constitutes an amendment and restatement of the iCIMS Holding LLC (f/k/a Cersei Topco, LLC) 2018 Non-Qualified Unit Option Plan (the “Prior Plan”). This Plan supersedes and replaces the Prior Plan in its entirety. Capitalized terms used herein without definition have the meanings ascribed to such terms in Section 2.

1. Purpose of Plan. This Plan is designed to provide incentives to such present and future employees, managers, officers, consultants, or advisors of the Company or its Subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to such Participants. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and, unless and until the Common Stock is publicly traded, the issuance of Options pursuant to this Plan and the issuance of shares of Common Stock pursuant to such Options are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption under Rule 701 of the Securities Act, and the qualification requirements under applicable state blue sky laws (collectively, the “Exemptions”). If any provision of this Plan would cause any Option granted under this Plan to not qualify for the Exemptions, this Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under this Plan to qualify for the Exemptions.

2. Definitions.

“Affiliate” means a corporation or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time and any successor statute.

“Committee” means the committee of the Board that may be designated by the Board to administer this Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means iCIMS Holding Corp., a Delaware corporation.

“Competitive Activity” means, with respect to a Participant, during the term of such Participant’s employment with the Company or any of its Subsidiaries and during the two-year period immediately following such Participant’s Termination Date, directly or indirectly, for himself or herself or for any other Person, Participating in any Competitive Business or any business in which the Company is engaged or is planning to engage as of such Participant’s Termination Date; provided that the passive ownership by such Participant of not more than 1% of the outstanding shares of any class of equity of an organization that is publicly traded on a national securities exchange will not be deemed to be a Competitive Activity, so long as such Participant has no active Participation in the business of such organization.

“Competitive Business” means any business in the geographic area set forth in the noncompetition provision in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant (or, in the absence of the designation of any such geographic area in any such written agreement, any geographic area or country where the Company or any Subsidiary of the Company generates revenues) engaged in the “Restricted Business” set forth in the noncompetition provision in any written employment or severance agreement between the Company or any Subsidiary of the Company and such Participant (or, in the absence of the designation of any such “Restricted Business” in any such written agreement, in the provision of services related to any product, business, activity, or service line of any person, entity, or company that is in competition with any product, business, activity, or service line of the Company or any of its Subsidiaries or within any industry related to the business of talent acquisition, candidate relationship management, candidate communication, onboarding, offer letter management, through the development, distribution, marketing, licensing, and sale of software and similar digital technologies related to such business).

“Effective Date” means January 22, 2019.

“Fair Market Value” of a share of Common Stock means the fair market value thereof as determined by the Board or the Committee.

“Investor Fund” means one or more equity buy-out investment funds (including Vista Equity Partners Fund V, L.P.) managed or controlled by VEPF Management, L.P. or any successor management company, and any of such fund’s respective portfolio companies, (excluding the Company and its Subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such Person, and any entity that acquires all or substantially all of the assets of any such Person in a single transaction or series of related transactions.

“Investors” means Vista Equity Partners Fund V, L.P., Vista Equity Partners Fund V-A, L.P., Vista Equity Partners Fund V-B, L.P., VEPF V FAF, L.P., Vista Equity Partners Fund V Executive, L.P., Vista Equity Associates V, LLC and/or any transferee of Vista Equity Partners Fund V, L.P., Vista Equity Partners Fund V-A, L.P., Vista Equity Partners Fund V-B, L.P., VEPF V FAF, L.P., Vista Equity Partners Fund V Executive, L.P., Vista Equity Associates V, LLC and any Affiliate of any of the foregoing Persons that holds Common Stock, and “Investor” means any of the Investors individually.

“Investor Returns Target” means $[•].

“IPO” means the Company’s initial public offering and sale of its equity pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission under the Securities Act.

“Option” means an option enabling the holder thereof to purchase shares of Common Stock granted by the Committee pursuant to the provisions of this Plan.

“Option Shares” means the shares of Common Stock acquired (or to be acquired) pursuant to the exercise of any Option.

“Participate” (and the correlative terms “Participating” and “Participation”) includes any direct or indirect ownership interest in any enterprise or participation in the management of such enterprise, whether as an officer, manager, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, executive, franchisor, franchisee, creditor, owner or otherwise.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sale of the Company” means (a) any sale or transfer by the Company or any of the Significant Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis, (b) any consolidation, merger, or reorganization of the Company or any of its Significant Subsidiaries with or into any other entity or entities or the sale or transfer to any third party of the shares of the Company or any Significant Subsidiary by the holders thereof, in each case of clauses (a) and (b), as a result of which any Person or group other than the Investors obtains possession of voting power (under ordinary circumstances) to elect a majority of the Company’s board of managers or the board of directors or any other governing body of the applicable Significant Subsidiary, or (c) at any time following the IPO, a sale of Common Stock by the Investor following which the cumulative total of all cash distributions made to, or other cash proceeds received by, the Investor Fund (excluding management or transaction fees and expenses, any other advisory fees and expenses, any board fees and expenses, or any other expenses borne by the Investor Fund) in respect of its ownership of equity or debt securities of the Company or any of its Subsidiaries or any loans provided by the Investor Fund during the life of the Investor Fund’s investment period, equals or exceeds the Investor Returns Target; provided that, for purposes of calculating distributions and proceeds under this clause (c), all distributions made to the Investor Fund will be net of all accrued but unpaid management fees, all expenses associated with the Sale of the Company borne by the Investor Fund, and assuming, for purposes of the calculation made above, the vesting (and exercise, if applicable) (prior to the calculation of the Investor returns) of all outstanding options, warrants and other outstanding rights to acquire capital stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiaries” means Cersei Parent Holdings, LLC, a Delaware limited liability company, Cersei Intermediate Holdings, Inc., a Delaware corporation, iCIMS, Inc., a New Jersey corporation, and any direct or indirect holding company of iCIMS, Inc.

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer employed (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a manager or officer of, or consultant or advisor to, the Company or its Subsidiaries) by the Company or its Subsidiaries for any reason.

3. Grant of Options. The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such exercise price, which may be Fair Market Value or such other value as determined by the Committee and set forth in a written award agreement with respect to an Option, and on such other terms and subject to such conditions that are consistent with this Plan and established by the Committee; provided, however, that notwithstanding anything to the contrary contained herein, unless otherwise determined by the Committee, such exercise price shall be determined without regard to any discounts for lack of liquidity or minority ownership. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Common Stock pursuant to an Option shall be required to pay in full the exercise price related thereto, except as otherwise set forth in a written award agreement with respect to an Option.

4. Administration of this Plan. The Committee shall have the power and authority to prescribe, amend, and rescind rules and procedures governing the administration of this Plan, including, but not limited to, the full power and authority (a) to interpret the terms of this Plan, the terms of any Options granted under this Plan, and the rules and procedures established by the Committee governing any such Options, (b) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee, (c) to correct any defect or omission or reconcile any inconsistency in this Plan or in any Option granted hereunder, (d) to determine whether any Options are subject to and/or comply with the requirements of Section 409A of the Code or the regulations thereunder, and (e) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan. Each action of the Committee shall be binding on all Persons. It is the Company’s intent that, except as otherwise specifically provided in a written award agreement with respect to an Option, the Options not be treated as a nonqualified deferred compensation plan that fails to meet the requirements of Section 409A(a)(2), (3), or (4) of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent. Options under this Plan shall contain such terms as the Committee determines are appropriate to be exempt from, or comply with, the requirements of Section 409A of the Code. If, after the issuance of an Option under this Plan, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of any such previously issued Option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest, or penalty that may be imposed on any Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

5. Limitation on the Aggregate Number of Shares of Common Stock. The number of shares of Common Stock issued under this Plan (including the number of shares of Common Stock with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, [•] shares of Common Stock (as such number is equitably adjusted pursuant to Section 7). If any Options expire unexercised or unpaid or are canceled, terminated, or forfeited in any manner without the issuance of Common Stock or payment thereunder, the Common Stock with respect to which such Options were granted shall again be available under this Plan. Shares of Common Stock to be issued upon exercise of Options may be either authorized and unissued Common Stock, treasury shares, or a combination thereof, as the Committee shall determine.

6. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the Common Stock subject to the Option upon any securities exchange or under any federal, state, or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of Common Stock thereunder, no such Option may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent, or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations, and information as the Company shall request that are reasonably necessary or desirable for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable to comply with the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state, or foreign regulatory requirements to reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Option, so reduce such period on not less than 15 days’ written notice to the holders thereof.

7. Adjustment for Change in Common Stock; Sale of the Company.

(a) In the event of a reorganization, recapitalization, split, extraordinary dividend, combination of shares, merger, consolidation, or other change in the Common Stock, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options, and the exercise prices specified therein.

(b) In the event of a Sale of the Company, the Board may, in its sole discretion, do any one or more of the following:

(i) provide for the accelerated vesting of, or lapse of restrictions applicable to, outstanding Options at any time;

(ii) provide for the continuation, assumption, or substitution of outstanding Options, whether vested or unvested, as determined by the Board in a manner consistent with the applicable requirements of Section 409A of the Code and Treasury Regulations § 1.424-1 (and any amendment thereto);

(iii) terminate outstanding and unexercised Options, effective as of the date of such transaction, by delivering notice of termination to Participants at least five days prior to the date of consummation of such transaction, in which case, during the period from the date on which such notice of termination is delivered to the consummation of such transaction, each such Participant shall have the right to exercise in full all of such Participant’s outstanding Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the applicable award agreement governing the Option), but any such exercise shall be contingent on the consummation of such transaction, and, provided that, if such transaction is not consummated within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void;

(iv) provide for the automatic forfeiture and cancellation of any Options (A) that do not become vested immediately prior to, or in connection with, any Sale of the Company, or (B) whether vested or unvested that have an exercise price greater than the then current Fair Market Value at the time of (and after giving effect to) the consummation of a Sale of the Company, with no Participant nor any other Person having any further rights or obligations with respect to such forfeited Options; or

(v) provide for the purchase of Options by the Company or any Subsidiary or Affiliate in connection with (and contingent upon) the consummation of such transaction for an amount of cash equal to the excess (if any, or if no excess, zero) of the Fair Market Value of the Common Stock covered by such Options (which, for clarity, shall be the Fair Market Value of the Common Stock in connection with such transaction), over the aggregate exercise price of such Options.

(c) Notwithstanding the foregoing, any escrow, holdback, earnout, or similar provisions in the definitive documents relating to such Sale of the Company may apply to any payment to the holders of Options to the same extent and in the same manner as such provisions apply to the holders of Common Stock. In addition, Participants will be required to execute any definitive transaction documents in connection with any Sale of the Company at the request of the Company or its Subsidiaries or Affiliates, the Investors, or any of their collective successors.

8. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due with respect to any amount payable and/or shares of Common Stock issuable under this Plan, and the Company may defer any such payment or issuance unless and until indemnified to its satisfaction.

9. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s stockholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 7 or (b) extend the term of this Plan; provided that, subject to the other provisions hereof, the Committee may not change any of the terms of a written agreement with respect to an Option between the Company and the holder of such Option in a manner that would have a material adverse effect on the holder of such Option without the approval of the holder of such Option. No Options shall be granted or shares of Common Stock issued hereunder after the tenth anniversary of the Effective Date.

10. Participant Acknowledgments. In connection with the grant of any Option and/or the issuance of any Common Stock pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(a) Neither the grant of any Option, the issuance of any Common Stock, nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option shall entitle such Participant to remain in the employment or service of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment or service at any time for any reason.

(b) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option or the issuance of any Common Stock and he or she fully understands the terms and conditions contained herein and therein.

11. Definition of Option Shares. For all purposes of this Plan, Option Shares will continue to be Option Shares in the hands of any holder other than such Participant (except for the Company, the Investors, or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an IPO)), and each such other holder of Option Shares will succeed to all rights and obligations attributable to such Participant as a holder of Option Shares hereunder and under any separate written agreement between the Company and such Participant. Option Shares will also include shares of Common Stock issued with respect to Option Shares by way of a split, dividend, or other recapitalization.

12. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

13. Remedies. Each of the Company, any Participant, and the Investors will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

14. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday, or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.

15. Governing Law. This Plan shall be interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Plan, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any Delaware state court sitting in Wilmington, Delaware over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. The Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case, directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. The Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein. IF PERMITTED BY APPLICABLE LAW, EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS PLAN OR THE MATTERS CONTEMPLATED HEREBY.

16. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either delivered by facsimile (which shall be effective upon receipt of confirmation of successful transmission), personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the facsimile number and address below indicated:

Notices to the Company:

iCIMS Holding Corp.

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Facsimile: *********************

Attention:         David A. Breach

                          Monti Saroya

                          Adrian Alonso

E-mail:         *********************

                      *********************

                      *********************

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, California 94104

Facsimile: *********************

Attention:         Stuart E. Casillas, P.C.

E-mail:             *********************

or such other facsimile number or address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

* * * * *